     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 20, 2001
                                                      REGISTRATION NO. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                             EVERGREENBANCORP, INC.
             (Exact name of registrant as specified in its charter)


           WASHINGTON                                    91-2097262
(State or other jurisdiction of             (I.R.S. employer identification no.)
 incorporation or organization)


    301 EASTLAKE AVENUE EAST, SEATTLE, WASHINGTON --98109-5407 (206) 628-4250
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                                   ----------
                             2000 STOCK OPTION PLAN
                              (Full title of plan)
                                   -----------
                          Copies of communications to:

STEPHEN M. KLEIN, ESQ.                            GERALD O. HATLER
Graham & Dunn P.C.                                EvergreenBancorp, Inc.
1420 Fifth Avenue, 33rd Floor                     301 Eastlake Avenue East
Seattle, Washington 98101-2390                    Seattle, Washington 98109-5407
(206) 340-9648                                    (206) 628-4250

                         CALCULATION OF REGISTRATION FEE
        ----------------------------------------------------------------

                                                            Proposed
                                      Proposed maximum      maximum
Title of              Amount          offering              aggregate      Amount of
securities to be      to be           price                 offering       registration
registered            registered      per share(1)          price(1)       fee(1)
----------------      ----------      ----------------      ---------      ------------
Common shares,        99,000(2)       $18.50                $1,831,500     $457.88
no par value

        ----------------------------------------------------------------
Notes:
    1. Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended ("Securities Act"), the price per share is estimated to be $18.50 based upon the average of the high ($19.00) and the low ($18.00) trading prices of the common stock, no par value per share ("Common Stock") of EvergreenBancorp, Inc. (the "Registrant") as reported on the OTC Bulletin Board on August 16, 2001.
    2. Shares of Registrant's Common Stock issuable upon exercise of additionally authorized options under the Registrant's 2000 Stock Option Plan ("Plan") together with an indeterminate number of additional shares which may be necessary to adjust the number of shares additionally reserved for issuance under the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock, as provided in Rule 416(a) under the Securities Act.

             PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

        The documents listed below are incorporated by reference in the Registration Statement. In addition, all documents subsequently filed by Registrant, or by EvergreenBank prior to the holding company reorganization effective on June 20, 2001, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to Registrant's filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

        (a) The Annual Report filed by EvergreenBank with the Federal Deposit Insurance Corporation ("FDIC") on Form 10-K for the fiscal year ended December 31, 2000, filed pursuant to Section 13(a) or 15(d) of the Exchange Act, which contains audited financial statements for the most recent fiscal year for which such statements have been filed.

        (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above.

ITEM 4. DESCRIPTION OF SECURITIES.

        The common stock of EvergreenBank, Registrant's subsidiary, was registered as a class with the FDIC, under Section 12(g) of the Exchange Act. As a result of a holding company reorganization, Registrant became the successor registrant under Section 12(g) pursuant to SEC Rule 12g-3 by virtue of the Form 8-K12g-3 filed by Registrant as successor registrant of the Bank. Accordingly, since there is no registration statement on file that describes Registrant's securities, a description of the securities is included here.

General

        Registrant's authorized capital stock consists of 15,100,000 shares, of which 15,000,000 shares are common stock, no par value per share, and 100,000 shares are preferred stock, no par value per share.

Voting Rights

        The holders of Registrant's common stock are entitled to one vote on all matters presented for a vote, including the election of directors. The Articles of Incorporation for the Registrant provide that stockholders do not have cumulative voting rights.

Dividends

        Dividends may be paid on the common stock of the Registrant as and when declared by the Board of Directors out of funds legally available for the payment of dividends. The ability of the Registrant to pay dividends will largely depend upon the amount of dividends paid to it by its subsidiary, EvergreenBank ("Bank"), and any subsequent acquired operations. Accordingly, the dividend restrictions imposed on the Bank by applicable state banking law will impact the amount of dividends that Registrant can pay.

Repurchase of Own Shares

        Registrant generally may repurchase its own shares, subject to certain restrictions under applicable state and federal banking and securities laws, with a particular focus on maintenance of adequate capital.

Liquidation Rights

        In the event of liquidation of the Registrant, shareholders are entitled to share equally and ratably in the assets remaining after provision for all debts and liabilities.

Assessment

        The common stock of Registrant is fully paid and non-assessable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        The validity of the shares offered pursuant to the Plan will be passed upon by Graham & Dunn, PC, 1420 Fifth Avenue, 33rd Floor, Seattle, Washington 98101.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has authority under its articles, bylaws and the Washington Business Corporations Act to indemnify its current and former directors and officers and its current and former directors and officers of its subsidiaries, against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal and administrative action or proceeding to which they are made parties because they have been directors or officers, including an action brought by Registrant.

Limitation of Director Liability

        The Bylaws of the Registrant provide, among other things, for limitation of directors' liability to the Registrant and its shareholders. Accordingly, directors will not incur personal legal liability for actions taken while acting for the Bank or the Registrant within the scope of their duties as directors, which were not the result of the director's willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

Exhibit
Number                                      Description
-------                                     -----------
  5.1               Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
 23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
 23.2               Consent of John L. O'Brien & Company
 24.1               Powers of Attorney (see the Signature Page).
 99.1               2000 Stock Option Plan.
 99.2               Form of Incentive Stock Option Agreement
 99.3               Form of Nonqualified Option Agreement
 99.4               Form of Director Nonqualified Option Agreement


ITEM 9. UNDERTAKINGS.

A.      The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or

Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on the 31st day of July, 2001.

                                            EVERGREENBANCORP, INC.


                                                By  /s/ Gerald O. Hatler
                                                  ----------------------
                                                       Gerald O. Hatler
                                                       President and Chief
                                                       Executive Officer

                                POWER OF ATTORNEY

        Each person whose individual signature appears below hereby authorizes and appoints Gerald O. Hatler and William G. Filer II, and each of them, with full power of substitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead, and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement, including any and all post-effective amendments.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on the 31st day of July, 2001.

             Signature                                              Title
             ---------                                              -----
        /s/ Gerald O. Hatler                    President, Chief Executive Officer and Director
------------------------------------            (Principal Executive Officer)
Gerald O. Hatler


        /s/ William G. Filer II                 Senior Vice President and Chief Financial Officer
------------------------------------            (Principal Financial and Accounting Officer)
William G. Filer II


        /s/ R. William Baldwin                  Director
------------------------------------
R. William Baldwin

        /s/ Marceline Duncan                    Director
------------------------------------
Marceline Duncan

        /s/ C. Don Filer                        Director
------------------------------------
C. Don Filer

        /s/ Carole J. Grisham                   Director
------------------------------------
Carole J. Grisham

        /s/ J. Thomas Handy                     Director
------------------------------------
J. Thomas Handy

        /s/ Robert W. Howisey                   Director
------------------------------------
Robert W. Howisey

        /s/ Stan W. McNaughton                  Director
------------------------------------
Stan W. McNaughton

        /s/ Gladys M. Perry                     Director
------------------------------------
Gladys M. Perry

                                INDEX OF EXHIBITS


Exhibit
Number                                      Description
-------                                     -----------
  5.1               Opinion of Graham & Dunn, P.C., Registrant's legal counsel, regarding legality of the Common Stock being registered.
 23.1               Consent of Graham & Dunn (included in Exhibit 5.1).
 23.2               Consent of John L. O'Brien & Company.
 24.1               Powers of Attorney (see the Signature Page).
 99.1               2000 Stock Option Plan.
 99.2               Form of Incentive Stock Option Agreement
 99.3               Form of Nonqualified Option Agreement
 99.4               Form of Director Nonqualified Option Agreement

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